UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2013

Foot Locker, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

112 West 34th Street, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-720-3700

Former Name/Address

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Foot Locker, Inc. 112 West 34th Street, New York, NY 10120

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers

On February 20, 2013, the Board of Directors of Foot Locker, Inc. (the “Company”) increased the total number of directors to 12 and elected Maxine Clark a director of the Company to serve until the 2013 Annual Meeting of Shareholders. The Board of Directors appointed Ms. Clark to the Finance and Strategic Planning Committee, effective February 20, 2013.

Ms. Clark is currently a director and Chief Executive Bear of Build-A-Bear Workshop, Inc., a company she founded in 1997.

As a nonemployee director of the Company, Ms. Clark will receive the same compensation as the other nonemployee members of the Board, consisting of an annual retainer fee of $110,000, prorated for 2013, which is payable one-half in cash and one-half in shares of the Company’s Common Stock, meeting fees of $2,000 for attendance at each Board and committee meeting, and restricted stock unit awards as may be granted from time to time to nonemployee directors under the Company’s stock incentive plan.

On February 20, 2013, the Company issued a press release announcing the election of Ms. Clark to the Company’s Board of Directors. A copy of the press release is furnished as Exhibit 99.1, which, in its entirety, is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release of Foot Locker, Inc. dated February 20, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC. (Registrant)

Date: February 21, 2013	By:	/s/ Gary M. Bahler
Senior Vice President, General Counsel and Secretary

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